Exhibit 99.1

NEWS RELEASE
FOR RELEASE: IMMEDIATE
AMERICAN STEAMSHIP COMPANY TO RESTART OPERATIONS
     CHICAGO, IL, August 5, 2011 - American Steamship Company (“ASC”), a subsidiary of GATX Corporation (NYSE:GMT) today announced that it will restart vessel operation as the American Maritime Officers union (“AMO”) employees return to work. The AMO employees went on strike following the expiration of their labor contract on August 1, 2011. ASC and the AMO have agreed to extend the recently expired contract through 2011 and potentially through 2012 if needed, during which time the two parties will negotiate a new long-term labor agreement.
     David W. Foster, president of ASC, said, “We are pleased that ASC and the AMO have agreed on a path forward. We will commence operations on the Great Lakes as soon as possible. ASC is committed to minimizing disruption for our customers, and the AMO has agreed to work with us to ensure a prompt and efficient restart of operations. It remains our goal to reach a fair and equitable long-term agreement with our licensed crew members that allows ASC to become more competitive on the Great Lakes.”
COMPANY DESCRIPTION
     GATX Corporation (NYSE:GMT) provides leasing and related services to customers operating rail, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.
FORWARD-LOOKING STATEMENTS
This document contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” or other words and terms of similar meaning. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K for the year ended December 31, 2010 and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, general economic, market, regulatory and political conditions in the rail, marine, industrial and other industries served by GATX and its customers; lease rates, utilization levels and operating costs in GATX’s primary operating segments; conditions in the capital markets; changes in GATX’s credit ratings and financing costs; regulatory rulings that may impact the economic value and operating costs of assets; costs associated with maintenance initiatives; competitive factors in GATX’s primary markets including lease pricing and asset availability; operational and financial risks associated with long-term railcar purchase commitments; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; the opportunity for remarketing income; uncertainties in relations with labor unions representing GATX employees; and the outcome of pending or threatened litigation. Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.
FOR FURTHER INFORMATION CONTACT:
Jennifer Van Aken
Director, Investor Relations
GATX Corporation
312-621-6689
jennifer.vanaken@gatx.com
Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
(08/05/11)